UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

(Address of principal executive offices and Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As Aerosonic Corporation (the “Company”) previously reported in a Form 8-K filed with the Securities and Exchange Commission on November 21, 2007, David A. Baldini, the former President and Chief Executive Officer and member of the Board of Directors of the Company left the Company on November 16, 2007.

In connection with Mr. Baldini’s departure, the Company entered into a Separation Agreement and General Release with Mr. Baldini on January 2, 2008 (the “Agreement”). Pursuant to the terms, provisions and conditions of the Agreement, Mr. Baldini’s employment and directorship with the Company ended on November 16, 2007 (the “Separation Date”) and his compensation and benefits will continue at their current rates for a period of eighteen (18) months therefrom. Mr. Baldini and his spouse will continue to receive health insurance benefits under the Agreement for a period of twenty-eight (28) months from the Separation Date subject to the terms, provisions and conditions of the Agreement. The Company will pay for executive recruiting fees in an amount equal to one month of Mr. Baldini’s base salary, payable to Mr. Baldini within ten (10) days of the Effective Date (as that term is defined in the Agreement) of the Agreement. The Company will also reimburse Mr. Baldini up to $5,000 for his attorney fees in connection with the negotiation and preparation of the Agreement. Mr. Baldini will be permitted to exercise any stock options that may be vested as of the Separation Date, until the twelve (12) month anniversary of the Separation Date. The Agreement further provides for a release of claims and other terms and conditions customary for agreements of this nature.

The Agreement contains non-compete provisions wherein through the eighteenth (18th) month anniversary of the Separation Date Mr. Baldini will not, directly or indirectly, engage in or be concerned with or interested in, advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by, any business (whether as a proprietor, partner, joint venturer, employer, agent, employee, consultant, officer, beneficial or record owner (other than as a passive investor owning less than a 2% interest in a publicly held company)) which is competitive in any respect with any of the businesses of the Company and its subsidiaries as conducted as of the Separation Date or which is, directly or indirectly, engaged in the design, development, production, marketing or distribution of products of the nature designed, developed, produced marketed or distributed by the Company or any of its subsidiaries as of the Separation Date.

Furthermore, the Agreement also contains confidentiality and trade secret provisions, wherein Mr. Baldini agrees to protect and hold in confidence all Trade Secrets (as defined in the Agreement) and Confidential Information (as defined in the Agreement) (collectively, “Company Information”) belonging to the Company that Mr. Baldini received through or as a result of his employment by the Company and to take no action that may cause any such information to lose its character as Company Information. Mr. Baldini shall neither disclose, divulge nor communicate to any third party any Trade Secrets belonging to the Company.

The Agreement, which appears as Exhibit 10.1 to this report, is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors: Appointment of Certain Officers.

The information included in Item 1.01 of this Form 8-K, including the Separation Agreement attached hereto as Exhibit 10.1, is incorported by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and General Release, dated January 2, 2008, between Aerosonic Corporation and David A. Baldini.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: January 8, 2008	By: /s/ P. Mark Perkins
P. Mark Perkins
Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Separation Agreement and General Release, dated January 2, 2008, between Aerosonic Corporation and David A. Baldini.

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